SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2006

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On June 28, 2006, FTI Consulting, Inc. (“FTI”) issued a press release announcing that it had successfully completed its efforts to re-sign the senior managing directors who comprise the leadership of the restructuring practice acquired from PricewaterhouseCoopers in August of 2002. Of the thirty-one senior managing directors tendered contracts, twenty-seven have agreed to further long term commitments with FTI, two are leaving the business, and two have indicated their intent to join a competitor at the end of their contractual obligations to FTI, subject to non-competition obligations. The standard commitment consists of a five year contract plus a one-year non-competition period following completion, although a few senior managing directors have negotiated different terms. With the re-signing, nearly all of FTI’s more than 165 senior managing directors are subject to multiple-year contractual agreements. The re-signings were achieved within the cost parameters previously disclosed in FTI’s prior public filings and with no loss of existing engagements. The full text of the Press Release is set forth in Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release dated June 28, 2006, of FTI Consulting, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: June 29, 2006	By:	/S/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 28, 2006, of FTI Consulting, Inc.